UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

GLOBAL ACQUISITIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 317-7302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement.

Between November 4, 2024 and November 7, 2024, Global Acquisitions Corporation (the “Company,” “us,” “we,” or “our”) entered into a series of subscription agreements, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Subscription Agreements”), in connection with a private placement offering to accredited investors (the “Investors”), which offering closed on November 7, 2024, and pursuant to which we raised aggregate gross proceeds of $2,500,000 (the “Offering”). Under the Subscription Agreements, the maximum amount of the Offering was $2,500,000, which amount was fully subscribed. In connection with the Offering, we sold to 23 Investors, an aggregate of 2,631,543 shares (the “Shares”) of our restricted common stock, par value $0.001 per share (the “Shares”) for $0.95 per Share.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Act and by Rule 506(b) of Regulation D (“Rule 506(b)”) promulgated thereunder by the Securities and Exchange Commission (the “SEC”). Each of the Investors represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The Subscription Agreements contain customary representations, warranties and agreements by the Company, indemnification obligations of the Investors, and other obligations of the parties. The representations, warranties and covenants contained in each of the Subscription Agreements were made only for purposes of such applicable Subscription Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of such applicable Subscription Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Shareholders of the Company and other investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The Company currently plans to use the net proceeds from the Offering to advance business operations in the global racquet sports entertainment business, with an initial focus on consolidating, building and growing pickleball and Padel related opportunities, and for working capital and general corporate purposes.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement filed with this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference in its entirety. The Shares to be issued pursuant to the Subscription Agreements will not be registered under the Act, in reliance upon the exemption provided in Section 4(a)(2) thereof and Rule 506(b).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit
10.1	Form of Subscription Agreement for November 2024 Private Offering by Global Acquisitions Corporation and the Investors party thereto
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Acquisitions Corporation

	By:	/s/ Ronald S. Boreta
Date: November 8, 2024	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer